UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2022

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-38342	82-2809631
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1460

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	ILPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, or this Current Report, the terms “we”, “us”, “our” and “ILPT” refer to Industrial Logistics Properties Trust or certain of its subsidiaries.

Introductory Note

The merger, or the Merger, of Monmouth Real Estate Investment Corporation, a Maryland corporation, or MNR, with and into Maple Delaware Merger Sub LLC, a Delaware limited liability company and our wholly owned subsidiary, or Merger Sub, with Merger Sub as the surviving entity in the Merger, pursuant to the Agreement and Plan of Merger, dated as of November 5, 2021 and as amended on February 7, 2022, or the Merger Agreement, by and among us, Merger Sub and MNR, was consummated and became effective on February 25, 2022, or the Effective Time. At the Effective Time, the separate existence of MNR ceased. The Merger is described further below under Item 2.01 of this Current Report.

Simultaneously with the closing of the Merger, we entered into a joint venture arrangement, or the joint venture, for 95 MNR properties with an unrelated third party institutional investor. The investor acquired a 39% equity interest in the joint venture from us for approximately $587.0 million, and we retained a 61% equity interest in the joint venture. In connection with the transaction, the joint venture assumed $323.0 million of existing MNR mortgage debt and obtained a $1.4 billion floating rate CMBS loan secured by 82 properties, or the Floating Rate Loan. Also simultaneously with the closing of the Merger, we entered into, and borrowed $1.385 billion under, a bridge loan facility secured by 109 ILPT and MNR properties not owned by the joint venture, or the Bridge Loan, and we entered into a $700.0 million fixed rate CMBS loan secured by 17 ILPT properties, or the Fixed Rate Loan. The Floating Rate Loan, the Bridge Loan and the Fixed Rate Loan, or collectively, the Loans, are each described further below under Item 1.01 of this Current Report.

The descriptions of the Merger Agreement and the agreements governing the Loans included in this Current Report are not complete and are subject to and qualified in their entirety by reference to the copies of the Merger Agreement and Amendment No. 1 to the Merger Agreement that were previously filed as Exhibit 2.1 to our Current Reports on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on November 9, 2022 and February 7, 2022, respectively and to the copies of the agreements governing the Loans filed as Exhibits 10.1 through 10.6 to this Current Report, each of which is incorporated in this Current Report by reference.

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2022, subsidiaries of the joint venture entered into a loan agreement with Citi Real Estate Funding Inc., UBS AG, Bank of America, N.A., Bank of Montreal and Morgan Stanley Bank, N.A., or collectively, the Floating Rate Lenders, pursuant to which the joint venture obtained the Floating Rate Loan. Also on February 25, 2022, the joint venture entered into a guaranty in favor of the Floating Rate Lenders, pursuant to which the joint venture guaranteed certain limited recourse obligations of its subsidiaries with respect to the Floating Rate Loan. The Floating Rate Loan matures in March 2024, subject to three, one year extension options, and bears interest at a rate of SOFR plus a premium of 2.25% as of February 25, 2022.

Also on February 25, 2022, certain of our subsidiaries entered into a loan agreement with Citibank, N.A., UBS AG, Bank of America, N.A., Bank of Montreal and Morgan Stanley Bank, N.A., or collectively, the Bridge Lenders, and a mezzanine loan agreement with an institutional lender, or the Bridge Mezz Lender, together pursuant to which we obtained the Bridge Loan. Also on February 25, 2022, ILPT entered into a guaranty in favor of the Bridge Lenders and the Bridge Mezz Lender, pursuant to which it guaranteed certain limited recourse obligations of its subsidiaries with respect to the Bridge Loan. The Bridge Loan matures in February 2023 and bears interest at a rate of SOFR plus a premium of 1.75% under the loan agreement and a premium of 8.0% under the mezzanine loan agreement.

Also on February 25, 2022, certain of our subsidiaries entered into a loan agreement with Citi Real Estate Funding Inc., UBS AG, Bank of America, N.A., Bank of Montreal and Morgan Stanley Bank, N.A., or collectively, the Fixed Rate Lenders, and mezzanine loan agreements with Citigroup Global Markets Realty Corp., UBS AG, Bank of America, N.A., Bank of Montreal and Morgan Stanley Mortgage Capital Holdings LLC, or collectively the Fixed Mezz Lenders, pursuant to which we obtained the Fixed Rate Loan. Also on February 25, 2022, ILPT entered into a guaranty in favor of the Fixed Rate Lenders and the Fixed Mezz Lenders, pursuant to which it guaranteed certain limited recourse obligations of its subsidiaries with respect to the Fixed Rate Loan. The Fixed Rate Loan matures in March 2032 and bears interest at a weighted average fixed rate of 4.417% per annum.

We used the aggregate net proceeds from the Loans to fund the Common Stock Consideration (as defined under Item 2.01 below). Principal payments on the Loans are not required prior to the end of the respective initial term, subject to certain conditions set forth in the applicable loan agreement. Subject to the satisfaction of certain stated conditions, we have the option under the applicable loan agreement: (1) to prepay up to $280.0 million of the Floating Rate Loan after March 2023, at par with no premium, and to prepay the balance of the Floating Rate Loan at any time, subject to a premium; (2) to prepay the Bridge Loan, in full or in part at any time, subject to breakage costs; and (3) to prepay the Fixed Rate Loan in full or part at any time, subject to a premium, and beginning in September 2031, without a premium.

The agreements governing the Loans contain customary covenants and provide for acceleration of payment of all amounts due thereunder upon the occurrence and continuation of certain events of default.

The lenders and/or certain of their affiliates under the Loans have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other commercial dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these engagements.

Item 1.02. Termination of a Material Definitive Agreement.

On February 25, 2022, in connection with the Merger and the Loans, we repaid the $185.0 million outstanding under our $750.0 million revolving credit facility with Citibank, N.A. and the other lenders party thereto with proceeds from the Bridge Loan and then terminated the agreement governing the facility in accordance with its terms and without penalty.

The description of the agreement governing our revolving credit facility included in this Item 1.02 is not complete and is subject to and qualified in its entirety by reference to the copy of our credit agreement that was previously filed by ILPT’s predecessor as Exhibit 10.1 to its Current Report on Form 8-K filed with the SEC on December 29, 2017, which is incorporated in this Current Report by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated by reference into this Item 2.01.

Pursuant to the terms set forth in the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01 per share, of MNR that was issued and outstanding immediately prior to the Effective was automatically converted into the right to receive $21.00 per share in cash, or the Common Stock Consideration, and each share of 6.125% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, of MNR that was issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive an amount in cash equal to $25.00 plus accumulated and unpaid dividends.

At the Effective Time, each MNR stock option and restricted stock award outstanding immediately prior to the Effective Time, whether vested or unvested, became fully vested and converted into the right to receive, in the case of stock options, the difference between the Common Stock Consideration and the exercise price and, in the case of restricted stock awards, the Common Stock Consideration. Any out-of-money stock options were canceled for no consideration.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Warning Concerning Forward-Looking Statements

This Current Report contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example, actual costs under our floating rate debt will be higher than the stated rate plus a premium because of fees and expenses associated with the applicable facility.

The information contained in our filings with the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(a)            Financial Statements of Business Acquired

No financial statements are being filed with this Current Report. Any required financial statements in connection with the transaction described in Item 2.01 will be filed by amendment pursuant to Item 9.01(a)(4) within 71 calendar days after the date on which this Current Report is required to be filed.

(b)            Pro Forma Financial Information

No pro forma financial information is being filed with this report. Any required pro forma financial information in connection with the transaction described in Item 2.01 will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report is required to be filed.

(d)            Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 5, 2021, by and among Monmouth Real Estate Investment Corporation, Industrial Logistics Properties Trust, and Maple Delaware Merger Sub LLC (now known as Mountain Industrial REIT LLC). (Incorporated by reference to Exhibit 2.1 to Industrial Logistics Properties Trust’s Current Report on Form 8-K, filed on November 9, 2021.)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated February 7, 2022, by and among Industrial Logistics Properties Trust, Monmouth Real Estate Investment Corporation and Maple Delaware Merger Sub LLC (now known as Mountain Industrial REIT LLC). (Incorporated by reference to Exhibit 2.1 to Industrial Logistics Properties Trust’s Current Report on Form 8-K, filed on February 7, 2021.)

10.1	Loan Agreement, dated as of February 25, 2022, among certain subsidiaries of Mountain Industrial REIT LLC and Citi Real Estate Funding Inc., UBS AG, Bank of America, N.A., Bank of Montreal and Morgan Stanley Bank, N.A. (Filed herewith.)

10.2	Loan Agreement, dated as of February 25, 2022, among certain subsidiaries of Industrial Logistics Properties Trust, Citibank, N.A., UBS AG Stamford Branch, Bank of America, N.A., Bank of Montreal and Morgan Stanley Bank, N.A. (Filed herewith.)

10.3	Mezzanine Loan Agreement, dated as of February 25, 2022, among certain subsidiaries of Industrial Logistics Properties Trust and BREF VI Holdings LLC. (Filed herewith.)

10.4	Loan Agreement, dated as of February 25, 2022, among certain subsidiaries of Industrial Logistics Properties Trust and Citi Real Estate Funding Inc., UBS AG, Bank of America, N.A., Bank of Montreal and Morgan Stanley Bank, N.A. (Filed herewith.)

10.5	Mezzanine A Loan Agreement, dated as of February 25, 2022, among ILPT Mezz Fixed Borrower 2 LLC, Citigroup Global Markets Realty Corp., UBS AG, Bank of America, N.A., Bank of Montreal and Morgan Stanley Mortgage Capital Holdings LLC. (Filed herewith.)

10.6	Mezzanine B Loan Agreement, dated as of February 25, 2022, among ILPT Mezz Fixed Borrower LLC, Citigroup Global Markets Realty Corp., UBS AG, Bank of America, N.A., Bank of Montreal and Morgan Stanley Mortgage Capital Holdings LLC. (Filed herewith.)

10.7	Credit Agreement, dated as of December 29, 2017, among the Industrial Logistics Properties Trust, Citibank, N.A., as administrative agent and collateral agent, and each of the other financial institutions initially a signatory thereto. (Incorporated by reference to Exhibit 10.1 to Select Income REIT’s Current Report on Form 8-K filed on December 29, 2017.)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Dated:  February 28, 2022